SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 12, 2013 (June 11, 2013)

ELEPHANT TALK COMMUNICATIONS CORP.

(Exact name of registrant as specified in Charter)

Delaware	000-30061	95-4557538
(State of other Jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

9705 N. Broadway Ext.  Ste 200, 2nd Floor

Oklahoma City, OK  73114

(Address of principal executive offices)

+ 31 20 653 5916

(Issuer's telephone number, including area code)

Schiphol Boulevard 249,

1118 BH Luchthaven Schiphol, the Netherlands

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Note Regarding Forward-Looking Statements

This Report, including the exhibits included herein, may contain forward-looking statements.  We have based these forward-looking statements on our current expectations and projections about future events.  Our actual results may differ materially from those discussed herein, or implied by, these forward-looking statements.  Forward-looking statements are generally identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project” and other similar expressions. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements included in this Report are subject to significant risks and uncertainties, including but limited to: risks and uncertainties associated with the integration of the assets and operations we have acquired and may acquire in the future; our possible inability to raise or generate additional funds that will be necessary to continue and expand our operations; our potential lack of revenue growth and other factors detailed in the Company’s filings with the Securities and Exchange Commission. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Item 1.01	Entry Into a Material Definitive Agreement.

On June 11, 2013, Elephant Talk Communications Corp. (the “Company”) entered into a Purchase Agreement (“Purchase Agreement”) with each holder of the Company’s Senior Secured Convertible Notes issued on March 29, 2013 (“Convertible Notes”) pursuant to which the Company shall purchase the Convertible Notes at the purchase price equal to 110% of the aggregate of the outstanding principal amount of the Convertible Notes and interest due as of and including the Closing Date (as defined below). The aggregate purchase price for all holders of the Convertible Notes is approximately $6.7 million. The consummation of such purchase is one of the closing conditions to the transaction contemplated in the Amendment No. 1 (the “Amendment to SPA”) to that certain Securities Purchase Agreement (the “SPA”) dated June 11, 2013 with certain investors relating to a registered direct offering by the Company (the “Offering”). The closing of the transaction contemplated in the Purchase Agreement shall take place simultaneously with the closing of the Offering. If the transactions contemplated in the Purchase Agreement have not occurred by June 15, 2013, each holder has the option to terminate its Purchase Agreement.

A form of the Purchase Agreement is filed as Exhibit 10.1 to this Report. The descriptions of the material terms of the Purchase Agreement contained in this Report are qualified in their entirety by reference to Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Purchase Agreement, dated June 11, 2013, by and among the Company and each holder of the Convertible Notes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2013	ELEPHANT TALK COMMUNICATIONS CORP.

	By:	/s/ Steven van der Velden
Steven van der Velden
Chief Executive Officer

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